SECOND AMENDMENT TO THE
AGL RESOURCES INC. NONQUALIFIED SAVINGS PLAN
(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the AGL Resources Inc. Nonqualified Savings Plan (the “Plan”) is made by the Administrative Committee of the Plan (the “Committee”).

W I T N E S S E T H :

WHEREAS, AGL Resources Inc. maintains the Plan, which was most recently amended and restated effective as of January 1, 2009, for the benefit of a select group of management and highly compensated employees; and

WHEREAS, Section 10.1 of the Plan provides that the Committee has the authority to amend the Plan at any time, subject to certain restrictions that do not apply; and

WHEREAS, the Committee desires to amend the Plan to provide for a new matching formula to coordinate with the new matching formula under the Company’s 401(k) plans, for participants who do not accrue additional benefits under the Company’s defined benefit pension plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2013:

1.	Section 1.41 is amended to read as follows:

1.41           Retirement Savings Plus Plan or RSP shall mean the AGL Resources Inc. Retirement Savings Plus Plan and/or (except as used in Article V) another 401(k) plan maintained by the Affiliates, as the same may be amended from time to time.

2.	Section 3.2 is amended to read as follows:

3.2           Matching Contributions.

(a)           DB Eligible Participants.  For each Active Participant, other than those described in subsection (b) hereof, on whose behalf a Participating Company has made any Before-Tax Contributions to the Plan for the Plan Year, such Participating Company shall make a Matching Contribution equal to the difference between:

(1) 65% of the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan attributable to the Plan Year, plus the maximum amount of elective deferrals subject to matching under the RSP (without taking into account catch-up contributions) for the Plan Year pursuant to Code §§402(g) and 401(a)(17), and (B) 8% of the Participant’s Compensation earned during the Plan Year; minus

(2) the maximum matching contribution the Active Participant could receive under the RSP for such Plan Year (without regard to whether the Active Participant actually receives such maximum matching contribution).

(b)           DB Ineligible Participants.  For each Active Participant who is not eligible to accrue benefits under the AGL Resources Inc. Retirement Plan (but excluding all attachments to such plan that provide for benefits historically provided under the Nicor Companies Pension and Retirement Plan), on whose behalf a Participating Company has made any Before-Tax Contributions to the Plan for the Plan Year, such Participating Company shall make a Matching Contribution equal to:

(1) the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan attributable to the Plan Year, plus the maximum amount of elective deferrals subject to matching under the RSP (without taking into account catch-up contributions) for the Plan Year pursuant to Code §§402(g) and 401(a)(17), and (B) 3% of the Participant’s Compensation earned during the Plan Year; plus

(2) 75% of the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan attributable to the Plan Year, plus the maximum amount of elective deferrals subject to matching under the RSP (without taking into account catch-up contributions) for the Plan Year pursuant to Code §§402(g) and 401(a)(17), minus 3% of the Participant’s Compensation earned during the Plan Year, but not less than zero; and (B) 3% of the Participant’s Compensation earned during the Plan Year; minus

(3) the maximum matching contribution the Active Participant could receive under the RSP for such Plan Year (without regard to whether the Active Participant actually receives such maximum matching contribution).

(c)           Timing.  Matching Contributions shall be made to the Plan once each year within the period of two months following the last day of the Plan Year to which the Matching Contributions relate.

3.	Except as provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

By:           /s/ Martin Friedgood

Name:     Martin Friedgood

Date:       December 19, 2012